EXHIBIT 99.2

780 North Commercial St.

Manchester, New Hampshire  03101

Eversource Restructuring and Rate Stabilization Agreement Finalized

Agreement to Complete NH Restructuring Earns Broad Support

MANCHESTER, New Hampshire (June 10, 2015) – A settlement agreement that will produce significant customer savings, resolve several outstanding regulatory proceedings, and complete the restructuring of New Hampshire’s electric utility industry was filed today with the New Hampshire Public Utilities Commission (NHPUC).

Under the agreement, if approved by the NHPUC, Eversource’s New Hampshire generation facilities will be divested and stranded costs remaining from the sale will be financed using a low-interest securitization method recently approved by the legislature and awaiting the Governor’s signature.

The filing was made on behalf of Eversource and other signing parties who participated in negotiations leading to the comprehensive agreement, including: State Senators Jeb Bradley and Dan Feltes; the NH Office of Energy and Planning; the NH Office of Consumer Advocate; and designated staff members of the NHPUC. Other signatories to the filed agreement include: the International Brotherhood of Electrical Workers (IBEW), Local 1837; the Conservation Law Foundation; TransCanada Hydro Northeast Inc. and TransCanada Power Marketing, Ltd.; the Retail Energy Supply Association; the New England Power Generators Association; and the New Hampshire Sustainable Energy Association. The City of Berlin, NH has also indicated its support for the agreement, with its signature conditioned on final approval by the Berlin City Council at its next meeting.

“This negotiation process has been extremely gratifying and effective, and it demonstrates Eversource’s willingness to collaborate with the state of New Hampshire on critical energy initiatives,” noted Bill Quinlan, President of Eversource’s New Hampshire Operations. “By working together, I believe we’ve produced a genuine win-win solution. This historic agreement will benefit our customers by providing rate stability and long term savings. It resolves a number of complex regulatory issues, enables the full implementation of the state’s electric deregulation policy, and it provides protection to our generation employees as well as the communities that host our generation facilities. We thank all of the parties for their willingness to participate, and for their work on bipartisan legislation and crafting the comprehensive settlement that we are proposing to the NHPUC.”

Today’s filing anticipates regulatory hearings this fall and a NHPUC decision by the end of the year. If approved, a sales process of PSNH’s generation facilities would begin in early 2016. Once the plants are sold, Eversource will purchase energy for its New Hampshire customers in the open market, like all other New Hampshire electric utilities.

m o r e

Eversource Rate Stabilization Agreement

June 10, 2015

Agreement Highlights

•

The resolution of various regulatory proceedings, including an investigation on the prudency and recovery of costs associated with the emission reduction system “scrubber” at Merrimack Station.

•

The divestiture of Public Service of New Hampshire (d/b/a Eversource) generating plants.

•

Eversource’s agreement to forego recovery of $25 million of previously deferred equity return related to the Merrimack Station Scrubber.

•

Financing of any stranded costs remaining after the divestiture sale and other costs using securitization bonds, taking advantage of low interest rates.

•

Recovery of any remaining and on-going stranded costs via a Non-Securitized Stranded Cost charge.

•

Eversource’s agreement to forego the opportunity to file a general distribution rate case with new rates effective prior to July 1, 2017.

•

A requirement that the new owner(s) of the generating plants keep those plants in service for at least eighteen months after the date the new owner acquires the plant.

•

Protections for the municipalities where the power plants are located, via three years of property tax stabilization payments if a plant sells for less than its assessed value.

•

Comprehensive employee protections.

•

A transition to a competitive procurement process for default service.

•

Funding of $5 million from Eversource shareholders to create a clean energy fund.

•

Continuation of PSNH’s Reliability Enhancement Program, which targets improvements to grid reliability, resiliency, and automation.

PSNH/Eversource Power Plants

Fossil Fuel:

•

Merrimack Station, Bow. Coal. 439 MW.

•

Newington Station, Newington. Oil and/or natural gas. 400 megawatts (MW).

•

Schiller Station, Portsmouth. Coal or oil, two units; biomass, one unit. 150 total MW.

Hydroelectric Plants – 69 MW total

•

Amoskeag Hydro, Manchester

•

Ayers Island, Bristol

•

Canaan Hydro, West Stewartstown

•

Eastman Falls, Franklin

•

Garvins Falls, Bow

•

Gorham Hydro, Gorham

•

Hooksett Hydro, Hooksett

•

Jackman Hydro, Hillsborough

•

Smith Hydro, Berlin

m o r e

Eversource Rate Stabilization Agreement

June 10, 2015

Eversource (NYSE: ES) is New Hampshire's largest electric utility, serving more than 500,000 homes and businesses in 211 cities and towns. For more information, please visit our website (www.eversource.com) and follow us on Twitter (@eversourceNH) and Facebook (facebook.com/EversourceNH)

CONTACT:

Martin Murray

603-634-2228

martin.murray@eversource.com

Lauren Collins

603-634-2418

lauren.collins@eversource.com

###